Exhibit 24

POWER OF ATTORNEY

With respect to Columbia Credit Income Opportunities Fund and any other closed-end investment company for which Columbia Management Investment Advisers, LLC now or hereafter serves as investment adviser, the undersigned hereby appoints Christopher O. Petersen, Joseph D’Alessandro, or Ryan C. Larrenaga attorney-in-fact and agent, with full power of substitution and resubstitution, for in name and stead, to sign and file Forms 3, 4 and 5 (Initial Statement of Beneficial Ownership of Securities, Statement of Changes in Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership of Securities (respectively) promulgated under Section 16(a) of the Securities Exchange Act of 1934), or further amendments thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission (the SEC) pertaining thereto, including, but not limited to, such applications as may be necessary to file electronically with the SEC, with full power and authority to do and perform all acts and things requisite and necessary to be done on the premises.

Dated the 12th day of January, 2026

/s/ Amrit Kanwal
Amrit Kanwal